UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 17, 2007 (April 11, 2007)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2007, Pamela L. Carter was appointed to the Board of Directors of Spectra Energy Corp (the “Company”) to fill a new director position. Ms. Carter was appointed to serve as a Class I director. The current term of office for the Class I directors expires on the date of the 2007 Annual Meeting, at which time all Class I directors will be subject to election by the Company’s shareholders. There is no arrangement or understanding between Ms. Carter and any other persons or entities pursuant to which Ms. Carter was appointed as a director. As a non-employee director, Ms. Carter will receive compensation in accordance with the Company’s policies for compensating outside directors.

The Company issued a press release announcing the appointment of Ms. Carter to the Board on April 17, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Spectra Energy Corp, dated April 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ William S. Garner, Jr.
William S. Garner, Jr.
Group Executive, General Counsel and Secretary
Date: April 17, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release of Spectra Energy Corp, dated April 17, 2007